                                                                     EXHIBIT 5.1

                               Heska Corporation
                             1613 Prospect Parkway
                             Fort Collins, CO 80525
                              Tel: (970) 494-7272



February 8, 1999


Board of Directors
Heska Corporation
1613 Prospect Parkway
Fort Collins, CO 80525


Re:  Registration Statement on Form S-8


Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by Heska Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 1,322,921 shares of the Company's Common Stock issuable pursuant to the Company's 1997 Stock Incentive Plan (the "Stock Plan"), it is my opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Stock Plan, will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.


Very truly yours,

/s/ J. Michael Christopher

J. Michael Christopher
General Counsel